Exhibit 99.1

Press Release	Source: Energy West, Incorporated

Energy West, Incorporated Announces Arizona Corporation Commission Approval of the Sale of Energy West’s
Arizona Assets to SemStream, L.P.
Wednesday, March 21, 2007, 11:30 am ET

GREAT FALLS, Mont., March 21 /PRNewswire-FirstCall/ — ENERGY WEST, INCORPORATED (Nasdaq: EWST — News), a natural gas, propane and energy marketing company, announced today that the Arizona Corporation Commission has approved the sale to SemStream, L.P. of all of the assets of Energy West located in the State of Arizona. The assets consist generally of the underground regulated business serving approximately 8,000 customers in the communities of Payson, Strawberry and Pine, Arizona; and the unregulated propane assets utilized in the sale of propane to approximately 2,300 customers in the rural areas adjacent to those communities. The sale price for the assets is $15 million plus adjustments to be determined at closing for working capital items.

The sale was previously announced in July 2006 when Energy West and SemStream entered into an agreement for the sale of the assets, subject to various approvals, including approval by the Arizona Corporation Commission. The approval of the sale by the Arizona Corporation Commission, obtained by a unanimous vote on March 13, 2007, represents the last, and most significant, pre-closing contract condition for the transaction. It is anticipated that the sale will close on or about April 2, 2007.

Energy West anticipates that the sale will result in an addition of approximately $4.6 million to pre-tax income, after certain adjustments, and an increase of approximately $2.7 million to after tax net income, for the fiscal year ending June 30, 2007.

Dave Cerotzke, Energy West Chief Executive Officer, stated, “We are very pleased to complete the final step in the sales process. This transaction is important to Energy West because it will allow us to focus on growth opportunities in natural gas distribution and related businesses.”

Safe Harbor Regarding Forward-Looking Statements: Energy West is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Energy West. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Specific forward-looking statements contained in this press release include the Company’s belief that it will report income in specified amounts, on a pre-tax and after-tax basis, from the sale of its Arizona propane assets and operations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to risks associated with contracts accounted for as derivatives, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risks and various other matters, many of which are beyond Energy West’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

For additional information or clarification respecting Energy West, please contact: David Cerotzke, President and Chief Executive Officer at 1-406-791-7506.

Our toll-free number is 1-800-570-5688. Our web address is www.energywest.com. Our address is P.O. Box 2229, Great Falls, MT 59403-2229.